UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2013 (November 21, 2013)

LAREDO PETROLEUM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Jerry R. Schuyler retired from his positions as President and Chief Operating Officer and director of Laredo Petroleum Holdings, Inc. (the “Company”) effective July 8, 2013. His retirement from his advisory capacity will now be effective as of December 31, 2013. In connection with his retirement, the Compensation Committee of the Board of Directors of the Company elected to accelerate the vesting of all of his restricted stock and stock options in the Company, as well as all of his performance units (as if the performance criteria had been fully satisfied) effective November 21, 2013.
John E. Minton, 65, the Company’s Senior Vice President - Reservoir Engineering, who has been with the Company since October 2007, has elected to retire effective December 6, 2013. The Compensation Committee of the Board of Directors of the Company has approved the acceleration of the vesting of all of Mr. Minton’s restricted stock and stock options in the Company, as well as all of his performance units (as if the performance criteria had been fully satisfied) to the date of his retirement.
Item 8.01 Other Events.
On November 25, 2013, the Company was informed that Warburg Pincus Private Equity IX, L.P., Warburg Pincus X Partners, L.P. and Warburg Pincus Private Equity X O&G, L.P. (together, "Warburg Pincus") initiated a pro rata distribution (the "Distribution") to the Warburg Pincus partners of approximately 6,000,000 shares of the Company's common stock. The Distribution represents approximately 8% of Warburg Pincus' holdings of Company common stock prior to the Distribution and following the Distribution Warburg Pincus now owns approximately 49% of the Company's issued and outstanding common stock.
Because Warburg Pincus’ ownership of the Company’s common stock fell below 50% as a result of the Distribution, the Company has ceased to be a “controlled company” within the rules of the New York Stock Exchange (the “NYSE”). The Company has not relied on any of the exemptions afforded to “controlled companies” under the NYSE rules. Pursuant to the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, following the Distribution, among other things, (i) no later than December 11, 2013, the Company's Board of Directors will be divided into three classes with each class serving staggered three-year terms, (ii) members of the Company's Board of Directors may be removed by stockholders "for cause" only and (iii) corporate actions may not be taken by written stockholder consent (collectively, the "Corporate Updates"). The Corporate Updates were automatically triggered when Warburg Pincus' stock ownership of the Company fell below 50%. When the Company's Board of Directors establishes the staggered terms for its members, the Company will file a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM HOLDINGS, INC.

Date: November 26, 2013	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

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